Frontier Airlines Reports Solid Fourth Quarter 2024 Financial Results on Record Revenue
DENVER - February 7, 2025 - Frontier Group Holdings, Inc. (Nasdaq: ULCC), parent company of Frontier Airlines, Inc., today reported financial results for the fourth quarter and full year 2024, including record revenue, and issued guidance for the first quarter and full year 2025.
Highlights:
•Pre-tax margin and adjusted (non-GAAP) pre-tax margin were both 5.1 percent for the fourth quarter
•Ended the year with $935 million of total liquidity, bolstered by the Company's undrawn revolving line of credit, representing approximately 25 percent of trailing twelve month revenue compared to 17 percent at the end of 2023
•RASM was 10.23 cents, 15 percent higher than the comparable 2023 quarter
•Total operating revenues were $1.0 billion, a record for any quarter in Frontier's history and 12 percent higher than the comparable 2023 quarter, on 2 percent lower capacity; full-year 2024 revenue was a record $3.8 billion, 5 percent higher than 2023
•CASM in the fourth quarter was 9.78 cents, including fuel expense at an average cost of $2.48 per gallon and total operating expenses (excluding fuel) of $728 million, of which the latter two were within the previously issued guidance range
•Full-year 2024 adjusted CASM (excluding fuel), stage length adjusted to 1,000 miles, a non-GAAP measure, was down 1.2 percent compared to the prior year, consistent with guidance
•Achieved a 99.4 percent completion factor in December 2024, second among all major domestic carriers, supported by the Company's shift to network simplification
•Took delivery of six A321neo aircraft during the fourth quarter, increasing the proportion of the fleet comprised of the more fuel-efficient A320neo family aircraft to 82 percent as of December 31, 2024, the highest of all major U.S. carriers
•Generated 106 available seat miles ("ASM") per gallon, a Company record, approximately 1 percent higher than the comparable 2023 quarter, reaffirming Frontier's position as the most fuel-efficient of all major U.S. carriers and its ongoing commitment to being "America's Greenest Airline" (as measured by ASMs per fuel gallon consumed during the fourth quarter compared to all other major U.S. carriers)
•Unveiled the next phase of 'The New Frontier' by offering an array of new products, including, among other benefits, First Class seating, companion passes and free premium seating upgrades for Elite members
•Recognized by the Centre for Aviation (CAPA) as a winner of the prestigious 2024 North American Environmental Sustainability Airline Award, which cited Frontier's industry leading emissions reductions and efficiency
•Launched 22 routes in December 2024, two-thirds of which are touching a crew base to build scale and reliability to the network, and announced 16 routes launching in February and March 2025, expanding service across the United States and the Caribbean, including Frontier's return to Tucson, Reno and Antigua and Barbuda
"Our revenue and network initiatives contributed to record fourth quarter revenue, setting us on a trajectory for significant year-over-year RASM growth in 2025 which underpins our target of achieving double-digit adjusted pre-tax margins in the summer of 2025," commented Barry Biffle, Chief Executive Officer. "I'm proud of Team

Frontier for their contributions to these results and commitment to supporting an exceptional customer experience and the best overall value in air travel."
Fourth Quarter and Full Year 2024 Select Financial Highlights
The following is a summary of fourth quarter and full-year 2024 select financial results, including both GAAP and adjusted (non-GAAP) metrics. Refer to "Reconciliations of Non-GAAP Financial Information" in the appendix of this release.

(unaudited, in millions, except for percentages)
	Three Months Ended December 31,
	2024		2023
	As Reported (GAAP)	Adjusted (Non-GAAP)	As Reported (GAAP)	Adjusted (Non-GAAP)
Total operating revenues	$1,002	$1,002	$891	$891
Total operating expenses	$957	$957	$894	$893
Pre-tax income	$51	$51	$6	$7
Pre-tax income margin	5.1%	5.1%	0.7%	0.8%
Net income (loss)	$54	$54	$(37)	$1
Earnings per share, diluted	$0.23	$0.23	$(0.17)	$—

(unaudited, in millions, except for percentages)
	Year Ended December 31,
	2024		2023
	As Reported (GAAP)	Adjusted (Non-GAAP)	As Reported (GAAP)	Adjusted (Non-GAAP)
Total operating revenues	$3,775	$3,775	$3,589	$3,589
Total operating expenses	$3,717	$3,755	$3,592	$3,590
Pre-tax income	$86	$49	$32	$34
Pre-tax income margin	2.3%	1.3%	0.9%	0.9%
Net income (loss)	$85	$53	$(11)	$28
Earnings per share, diluted	$0.37	$0.22	$(0.05)	$0.12
Revenue Performance
Total operating revenue for the fourth quarter of 2024 was a record $1 billion on 2 percent lower capacity.
RASM was 10.23 cents, 15 percent higher than the comparable 2023 quarter, largely driven by the Company's disciplined capacity deployment focused on peak days of the week, continued progress on the Company's revenue and network initiatives, combined with the overall moderation in industry capacity growth. RASM on a stage adjusted basis to 1,000 miles, a non-GAAP measure, was 9.56 cents, 10 percent higher than the comparable 2023 quarter.
Departures increased 3 percent on an average stage length of 874 miles, an 8 percent decrease compared to the corresponding 2023 quarter. Total revenue per passenger was $117, 6 percent higher than the corresponding 2023 quarter, and flown load factor was 78 percent.
Cost Performance
Total operating expenses for the fourth quarter of 2024 totaled $957 million, including $229 million of fuel expenses at an average cost of $2.48 per gallon. Total adjusted operating expenses (excluding fuel), a non-GAAP measure, were $728 million, within the previously issued guidance range.

CASM was 9.78 cents in the fourth quarter compared to 8.93 cents in the corresponding 2023 quarter. Adjusted CASM (excluding fuel), stage adjusted to 1,000 miles, a non-GAAP measure, was 6.95 cents compared to 5.76 cents in the corresponding 2023 quarter. The increase was largely due to a 15 percent reduction in average daily aircraft utilization resulting from the Company's disciplined capacity deployment, and an increase in airport costs, partly offset by the Company's cost savings program launched in the third quarter of 2023. The prior period also included a $36 million reduction in fleet-related costs driven by the extension of four aircraft leases.
Full-year 2024 CASM was 9.32 cents and adjusted CASM (excluding fuel), stage length adjusted to 1,000 miles, a non-GAAP measure, was 6.44 cents compared to 6.52 cents in the prior year, down 1.2 percent, consistent with guidance.
Frontier's full-year 2024 adjusted CASM + net interest, a non-GAAP measure, was 9.35 cents. Stage adjusted to 1,000 miles, the full-year 2024 adjusted CASM + net interest was 8.84 cents, approximately 48 percent lower versus the industry average1, compared to 41 percent in full-year 2023 and 39 percent in full-year 2019.
Earnings
Pre-tax income and adjusted (non-GAAP) pre-tax income for the fourth quarter of 2024 were both $51 million, reflecting a pre-tax margin of 5.1 percent.
Net income for the fourth quarter of 2024 was $54 million, including an income tax benefit of $3 million resulting from the release of a portion of the valuation allowance associated with the Company's net operating loss deferred tax asset related to the pre-tax earnings generated during the quarter. Additionally, the tax rate was favorably impacted by share-based compensation activity.
Liquidity
Total liquidity as of December 31, 2024 was $935 million, consisting of unrestricted cash and cash equivalents of $730 million and $205 million of availability from the Company's revolving credit facility, representing approximately 25 percent of trailing twelve month total revenue compared to 21 percent at the end of September and 17 percent at year-end 2023.
Fleet
As of December 31, 2024, Frontier had a fleet of 159 Airbus single-aisle aircraft, as scheduled below, all financed through operating leases that expire between 2025 and 2036.

Equipment	Quantity	Seats
A320ceo	8	180 or 186
A320neo	82	186
A321ceo	21	230
A321neo	48	240
Total fleet	159
Frontier is "America's Greenest Airline" as measured by fuel efficiency (ASMs per fuel gallon consumed during the fourth quarter compared to all other major U.S. carriers). During the fourth quarter of 2024, Frontier generated a record 106 ASMs per gallon, a 1 percent improvement compared to the 2023 quarter.
Frontier took delivery of two spare aircraft engines and six A321neo aircraft during the fourth quarter of 2024, increasing the proportion of the fleet comprised of the more fuel-efficient A320neo family aircraft to 82 percent as of December 31, 2024, the highest of all major U.S. carriers. The A321neo is expected to continue to unlock meaningful scale efficiencies by way of fuel savings and higher average seats per departure. As of

December 31, 2024, the Company had commitments for an additional 187 aircraft to be delivered through 2031, including purchase commitments for 27 A320neo aircraft and 160 A321neo aircraft, representing 86 percent of future committed deliveries.
Forward Guidance
The guidance provided below is based on the Company's current estimates and is not a guarantee of future performance. This guidance is subject to significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in the Company's reports on file with the Securities and Exchange Commission (the "SEC"). Frontier undertakes no duty to update any forward-looking statements or estimates, except as required by applicable law. Further, this guidance excludes special items and the reconciliation of non-GAAP measures to the comparable GAAP measures because such amounts cannot be determined at this time.
Frontier's revenue and network initiatives are continuing to gain momentum, which, along with the Company's significant cost advantage, are expected to be the foundation for margin expansion in full-year 2025 compared to full-year 2024. The Company expects continued disciplined capacity allocation between peak and off-peak days to align with travel demand patterns and contribute to revenue and RASM growth in 2025.

The current forward guidance estimates are presented in the following table:

	First Quarter	Full Year
	2025(a)	2025(a)
Adjusted (non-GAAP) diluted earnings per share(b)(c)	breakeven to $0.07	at least $1.00
Pre-delivery deposits, net of refunds ($ millions)		$10 - 45
Other capital expenditures ($ millions)(d)		$175 - 235

_________________
(a)Includes guidance on certain non-GAAP measures which excludes, among other things, special items. The Company is unable to reconcile these forward-looking projections to GAAP as the nature or amount of such special items cannot be determined at this time.
(b)Based on the blended jet fuel curve on February 4, 2025, resulting in an average fuel cost (including fuel taxes and into-plane costs) of $2.60 and $2.55 per gallon for the first quarter of 2025 and the full-year 2025, respectively.
(c)Based on estimated weighted average diluted shares outstanding of 230 million shares in the first quarter 2025 and full-year 2025; the Company’s first quarter and full-year 2025 actual tax rate may be impacted by varying factors which may include, but are not limited to, the composition of items of income and expense recognized in the respective periods, including the amount of non-deductible or other similar items, the treatment of deferred tax assets and related valuation allowances.
(d)Other capital expenditures estimate includes capitalized heavy maintenance.
Conference Call
The Company will host a conference call to discuss fourth quarter 2024 results today at 11:00 a.m. Eastern Time (USA). Investors may listen to a live, listen-only webcast available on the investor relations section of the Company's website at https://ir.flyfrontier.com/news-and-events/events.
The call will be archived and available for 90 days on the investor relations section of the Company's website.
About Frontier Airlines
Frontier Airlines, Inc., a subsidiary of Frontier Group Holdings, Inc. (Nasdaq: ULCC), is committed to "Low Fares Done Right." Headquartered in Denver, Colorado, the Company operates 159 A320 family aircraft and has the largest A320neo family fleet in the U.S. The use of these aircraft, along with Frontier's high-density seating configuration and weight-saving initiatives, have contributed to Frontier’s continued ability to be the most fuel-efficient of all major U.S. carriers when measured by ASMs per fuel gallons consumed. With 187 new

Airbus planes on order, Frontier will continue to grow to deliver on the mission of providing affordable travel across America.
End Notes

1 Industry average weighted by ASMs in each respective period and includes the following carriers: DAL, UAL, AAL, LUV, JBLU, ALK, SAVE and ALGT; adjusted CASM + net interest is stage adjusted to 1,000 miles for consistency across all carriers, calculated as adjusted CASM + net interest * square root (stage length/1,000); excludes JBLU and ALGT non-airline costs and DAL third-party refinery costs; includes LUV, UAL and DAL profit sharing; includes UAL third-party business expenses; includes ALGT employee recognition bonus; includes other non-operating costs for the industry; SAVE projected fiscal year 2024 results obtained from Cleansing Materials attached as Exhibit 99.2 to SAVE’s Current Report on Form 8-K, filed with the SEC on November 18, 2024.

Cautionary Statement Regarding Forward-Looking Statements and Information
Certain statements in this release should be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Words such as "expects," "will," "plans," "intends," "anticipates," "indicates," "remains," "believes," "estimates," "forecast," "guidance," "outlook," "goals," "targets" and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law.
Actual results could differ materially from these forward-looking statements due to numerous risks and uncertainties relating to the Company's operations and business environment including, without limitation, the following: unfavorable economic and political conditions in the states where the Company operates and globally, including an inflationary environment, and the resulting impact on cost inputs and/or consumer demand for air travel; the highly competitive nature of the global airline industry and susceptibility of the industry to price discounting and changes in capacity; disruptions to the Company's flight operations, including due to factors beyond the Company's control, such as adverse weather events or air traffic controller staffing shortages; the Company's ability to attract and retain qualified personnel at reasonable costs; high and/or volatile fuel prices or significant disruptions in the supply of aircraft fuel, including as a result of the war between Russia and Ukraine or the conflict in the Middle East; the Company's reliance on technology and automated systems to operate its business and the impact of any significant failure or disruption of, or failure to effectively integrate and implement, the technology or systems; the Company’s reliance on third-party service providers and the impact of any failure of these parties to perform as expected, or interruptions in the Company's relationships with these providers or their provision of services; adverse publicity and/or harm to the Company's brand or reputation; reduced travel demand and potential tort liability as a result of an accident, catastrophe or incident involving the Company, its codeshare partners or another airline; terrorist attacks, international hostilities or other security events, or the fear of terrorist attacks or hostilities, even if not made directly on the airline industry; increasing privacy and data security obligations or a significant data breach; further changes to the airline industry with respect to alliances and joint business arrangements or due to consolidations; changes in the Company's network strategy or other factors outside its control resulting in less economic aircraft orders, costs related to modification or termination of aircraft orders or entry into less favorable aircraft orders; the Company's reliance on a single supplier for its aircraft and two suppliers for its engines, and the impact of any failure to obtain timely deliveries, additional equipment or support from any of these suppliers; expanded inspection programs and/or heightened maintenance requirements imposed on the

Company’s aircraft or engines; the impacts of union disputes, employee strikes or slowdowns, and other labor-related disruptions on the Company's operations; extended interruptions or disruptions in service at major airports where the Company operates; the impacts of seasonality and other factors associated with the airline industry; the Company's failure to realize the full value of its intangible assets or its long-lived assets, causing the Company to record impairments; the costs of compliance with extensive government regulation of the airline industry; costs, liabilities and risks associated with environmental regulation and climate change; the Company's inability to accept or integrate new aircraft into the Company's fleet as planned; the impacts of the Company's significant amount of financial leverage from fixed obligations, the possibility the Company may seek material amounts of additional financial liquidity in the short-term and the impacts of insufficient liquidity on the Company's financial condition and business; failure to comply with the covenants in the Company's financing agreements or failure to comply with financial and other covenants governing the Company's other debt; changes in, or failure to retain, the Company's senior management team or other key employees; current or future litigation and regulatory actions, or failure to comply with the terms of any settlement, order or arrangement relating to these actions; increases in insurance costs or inadequate insurance coverage; and other risks and uncertainties set forth from time to time under sections captioned "Risk Factors" in the Company's reports and other documents filed with the SEC, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 20, 2024, and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, which was filed with the SEC on May 2, 2024.

Frontier Group Holdings, Inc.
Consolidated Statements of Operations
(unaudited, in millions, except percentages and share and per share amounts)

	Three Months Ended December 31,		Percent Change	Year Ended December 31,		Percent Change
	2024	2023		2024	2023
Operating revenues:
Passenger	$978	$872	12%	$3,683	$3,509	5%
Other	24	19	26%	92	80	15%
Total operating revenues	1,002	891	12%	3,775	3,589	5%

Operating expenses:
Aircraft fuel	229	303	(24)%	1,041	1,130	(8)%
Salaries, wages and benefits	241	223	8%	954	858	11%
Aircraft rent	192	125	54%	675	554	22%
Station operations	173	135	28%	637	516	23%
Maintenance, materials and repairs	65	34	91%	209	179	17%
Sales and marketing	45	39	15%	178	164	9%
Depreciation and amortization	19	14	36%	72	50	44%
Transaction and merger-related costs	—	—	N/M	—	1	N/M
Other operating	(7)	21	N/M	(49)	140	N/M
Total operating expenses	957	894	7%	3,717	3,592	3%
Operating income (loss)	45	(3)	N/M	58	(3)	N/M
Other income (expense):
Interest expense	(9)	(8)	13%	(36)	(29)	24%
Capitalized interest	8	9	(11)%	32	28	14%
Interest income and other	7	8	(13)%	32	36	(11)%
Total other income (expense)	6	9	(33)%	28	35	(20)%
Income (loss) before income taxes	51	6	750%	86	32	169%
Income tax expense (benefit)	(3)	43	N/M	1	43	(98)%
Net income (loss)	$54	$(37)	N/M	$85	$(11)	N/M
Earnings (loss) per share:
Basic (a)	$0.24	$(0.17)	N/M	$0.37	$(0.05)	N/M
Diluted (a)	$0.23	$(0.17)	N/M	$0.37	$(0.05)	N/M

Weighted-average common shares outstanding:
Basic (a)	225,191,788	221,930,738	1%	224,333,034	220,097,989	2%
Diluted (a)	227,335,081	221,930,738	2%	226,492,134	220,097,989	3%
__________________
N/M = Not meaningful
(a)In periods of net income, the dilutive impact of the 3.1 million warrants outstanding relating to funding provided pursuant to the CARES Act and related legislation, any non-participating options and unvested restricted stock units are included in the diluted earnings per share calculations. In addition, most of the Company's 2.2 million outstanding options are participating securities and are therefore not expected to be part of the Company's diluted share count under the two-class method until they are exercised, but, in periods of net income, are included as an adjustment to the numerator of the Company’s earnings per share calculation as they are eligible to participate in the Company's earnings. The participating securities impact has been subtracted from periods presented with positive net income in the computation of basic and diluted earnings per share.

Frontier Group Holdings, Inc. Selected Operating Statistics (unaudited)
	Three Months Ended December 31,		Percent Change	Year Ended December 31,		Percent Change
	2024	2023		2024	2023
Operating statistics (a)
Available seat miles (ASMs) (millions)	9,798	10,013	(2)%	39,871	37,822	5%
Departures	53,807	52,094	3%	216,374	188,841	15%
Average stage length (miles)	874	952	(8)%	894	1,007	(11)%
Block hours	134,488	138,311	(3)%	554,399	523,440	6%
Average aircraft in service	153	134	14%	146	126	16%
Aircraft – end of period	159	136	17%	159	136	17%
Average daily aircraft utilization (hours)	9.6	11.3	(15)%	10.3	11.3	(9)%
Passengers (thousands)	8,558	8,099	6%	33,296	30,218	10%
Average seats per departure	207	201	3%	205	199	3%
Revenue passenger miles (RPMs) (millions)	7,668	7,817	(2)%	30,630	30,798	(1)%
Load Factor	78.3%	78.1%	0.2 pts	76.8%	81.4%	(4.6) pts
Fare revenue per passenger ($)	48.40	38.44	26%	43.09	42.26	2%
Non-fare passenger revenue per passenger ($)	65.81	69.16	(5)%	67.50	73.85	(9)%
Other revenue per passenger ($)	2.96	2.45	21%	2.79	2.66	5%
Total ancillary revenue passenger ($)	68.77	71.61	(4)%	70.29	76.51	(8)%
Total revenue per passenger ($)	117.17	110.05	6%	113.38	118.77	(5)%
Total revenue per available seat mile (RASM) (¢)	10.23	8.90	15%	9.47	9.49	—%
Cost per available seat mile (CASM) (¢)	9.78	8.93	10%	9.32	9.50	(2)%
CASM (excluding fuel) (¢)(b)	7.44	5.91	26%	6.71	6.51	3%
CASM + net interest (¢)(b)	9.71	8.85	10%	9.25	9.40	(2)%
Adjusted CASM (¢)(b)	9.78	8.92	10%	9.42	9.49	(1)%
Adjusted CASM (excluding fuel) (¢)(b)	7.44	5.90	26%	6.81	6.50	5%
Adjusted CASM (excluding fuel), SLA 1,000 (¢)(b)(c)	6.95	5.76	21%	6.44	6.52	(1)%
Adjusted CASM + net interest (¢)(b)	9.71	8.84	10%	9.35	9.40	(1)%
Adjusted CASM + net interest, SLA 1,000 (¢)(b)(d)	9.08	8.63	5%	8.84	9.43	(6)%
Fuel cost per gallon ($)	2.48	3.18	(22)%	2.73	3.10	(12)%
Fuel gallons consumed (thousands)	92,330	95,181	(3)%	381,444	364,606	5%
Full-time equivalent employees	7,913	7,214	10%	7,913	7,214	10%
__________________
(a)Figures may not recalculate due to rounding
(b)These metrics are not calculated in accordance with GAAP. For the reconciliation to corresponding GAAP measures, see "Reconciliation of CASM to CASM (excluding fuel), Adjusted CASM (excluding fuel), Adjusted CASM, Adjusted CASM including net interest and CASM including net interest."
(c)Stage Length Adjusted (SLA) to 1,000 miles: Adjusted CASM (excluding fuel) * Square root (stage length / 1,000)
(d)Stage Length Adjusted (SLA) to 1,000 miles: Adjusted CASM + net interest * Square root (stage length / 1,000)

Reconciliations of Non-GAAP Financial Information
The Company is providing below a reconciliation of GAAP financial information to the non-GAAP financial information provided. The non-GAAP financial information is included to provide supplemental disclosures because the Company believes they are useful additional indicators of, among other things, its operating and cost performance. These non-GAAP financial measures have limitations as analytical tools. Because of these limitations, determinations of the Company's operating performance or CASM excluding unrealized gains and losses, special items or other items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. These non-GAAP financial measures may be presented on a different basis than other companies using similarly titled non-GAAP financial measures.
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-Tax Income (Loss)
($ in millions) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income (loss), as reported	$54	$(37)	$85	$(11)
Non-GAAP Adjustments:
Legal settlement(a)	—	—	(38)	—
Transaction and merger-related costs(b)	—	—	—	1
Other operating costs - legal fees(c)	—	1	—	1
Write-off of deferred financing costs(d)	—	—	1	—
Pre-tax impact	—	1	(37)	2
Tax benefit (expense), related to non-GAAP adjustments	—	—	—	—
Valuation allowance(e)	—	37	5	37
Net income (loss) impact	—	38	(32)	39

Adjusted net income (loss)(f)	$54	$1	$53	$28

Income (loss) before income taxes, as reported	$51	$6	$86	$32
Pre-tax impact	—	1	(37)	2
Adjusted pre-tax income (loss)(f)	$51	$7	$49	$34
__________________
(a)During 2024, the Company reached a legal settlement with a former lessor for breach of contract for a total of $40 million. $38 million of the settlement represents a one-time reimbursement of damages incurred and $2 million relates to the reimbursement of previously recorded legal expenses.
(b)Represents $1 million in employee retention costs incurred in connection with the terminated merger with Spirit Airlines, Inc. ("Spirit") in 2023.
(c)Represents $1 million of legal fees incurred due to the U.S. Department of Justice's requests for information and deposition testimony from the Company related to the contemplated merger of Spirit and JetBlue Airways in 2023.
(d)During 2024, the Company reduced its existing capacity of the pre-delivery deposit financing facility from $365 million to $135 million. The downsize of the facility resulted in a one-time write-off of $1 million in unamortized deferred financing costs. This amount is a component of interest expense within the consolidated statements of operations.
(e)During 2024, a $5 million non-cash valuation allowance was recorded against the Company's U.S. federal and state net operating loss deferred tax assets, which largely do not expire, mainly as a result of being in a three-year historical cumulative pre-tax loss position and due to the loss generated during the three months ended March 31, 2024, which has no impact on cash taxes and is not reflective of the Company's effective tax rate for deductible net operating losses generated or actual cash tax obligations created. During 2023, the Company recorded a $37 million non-cash valuation allowance against its U.S. federal and state net operating loss deferred tax assets, which largely don't expire, mainly as a result of being in a three-year cumulative pre-tax loss position, which has no impact on cash taxes and is not reflective of the Company's effective tax rate for deductible net operating losses generated or actual cash tax obligations created.
(f)Adjusted net income (loss) and adjusted pre-tax income (loss) are included as a supplemental disclosure because the Company believes they are useful indicators of its operating performance. Derivations of net income (loss) and pre-tax income (loss) are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the airline industry.

Adjusted net income (loss) and adjusted pre-tax income (loss) have limitations as analytical tools. Adjusted net income (loss) and adjusted pre-tax income (loss) do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of the Company’s ongoing operations and do not reflect the Company's cash expenditures, or future requirements, for capital expenditures or contractual commitments, and other companies in the industry may calculate adjusted net income (loss) and adjusted pre-tax income (loss) differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, adjusted net income (loss) and adjusted pre-tax income (loss) should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of adjusted net income (loss) and adjusted pre-tax income (loss), including adjusted pre-tax margin, are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of net income, including adjusted net income (loss) and adjusted pre-tax income (loss), as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, adjusted net income (loss) and adjusted pre-tax income (loss) have significant limitations which affect their use as indicators of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.
Reconciliation of Total Operating Expenses to Total Operating Expenses (excluding fuel), Adjusted Total Operating Expenses and Adjusted Total Operating Expenses (excluding fuel)
($ in millions) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Total operating expenses, as reported(a)	$957	$894	$3,717	$3,592
Legal settlement	—	—	38	—
Transaction and merger-related costs	—	—	—	(1)
Other operating costs - legal fees	—	(1)	—	(1)
Adjusted total operating expenses(b)	$957	$893	$3,755	$3,590
Aircraft fuel	(229)	(303)	(1,041)	(1,130)
Adjusted total operating expenses (excluding fuel)(b)	$728	$590	$2,714	$2,460

Total operating expenses, as reported	$957	$894	$3,717	$3,592
Aircraft fuel	(229)	(303)	(1,041)	(1,130)
Total operating expenses (excluding fuel)(b)	$728	$591	$2,676	$2,462
__________________
(a)See "Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-Tax Income (Loss)" above for discussion on adjusting items.
(b)Total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) are included as supplemental disclosures because the Company believes they are useful indicators of its operating performance. Derivations of total operating expenses are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the airline industry.
Total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) have limitations as analytical tools and other companies in the industry may calculate total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of total operating expenses, including total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) have significant limitations which affect their use as an indicator of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.

Reconciliation of Net Income (Loss) to EBITDA and EBITDAR and to Adjusted EBITDA and Adjusted EBITDAR
($ in millions) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income (loss)	$54	$(37)	$85	$(11)
Plus (minus):
Interest expense	9	8	36	29
Capitalized interest	(8)	(9)	(32)	(28)
Interest income and other	(7)	(8)	(32)	(36)
Income tax expense (benefit)	(3)	43	1	43
Depreciation and amortization	19	14	72	50
EBITDA(a)	64	11	130	47
Plus: Aircraft rent	192	125	675	554
EBITDAR(b)	$256	$136	$805	$601

EBITDA	$64	$11	$130	$47
Plus (minus)(c):
Legal settlement	—	—	(38)	—
Transaction and merger-related costs	—	—	—	1
Other operating costs - legal fees	—	1	—	1
Adjusted EBITDA(a)	64	12	92	49
Plus: Aircraft rent	192	125	675	554
Adjusted EBITDAR(b)	$256	$137	$767	$603
__________________
(a)EBITDA and adjusted EBITDA are included as supplemental disclosures because the Company believes they are useful indicators of its operating performance. Derivations of EBITDA are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the industry.
EBITDA and adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; the Company's cash expenditures, or future requirements, for capital expenditures or contractual commitments; changes in, or cash requirements for, the Company's working capital needs; or the interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's indebtedness or possible cash requirements related to its warrants. Further, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in the airline industry may calculate EBITDA and adjusted EBITDA differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, EBITDA and adjusted EBITDA should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of EBITDA and adjusted EBITDA are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of EBITDA, including adjusted EBITDA, as presented may not be directly comparable to similarly titled measures presented by other companies.
For the foregoing reasons, each of EBITDA and adjusted EBITDA have significant limitations which affect its use as an indicator of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.
(b)EBITDAR and adjusted EBITDAR are included as supplemental disclosures because the Company believes they are useful solely as valuation metrics for airlines as their calculations isolate the effects of financing in general, the accounting effects of capital spending and acquisitions (primarily aircraft, which may be acquired directly, directly subject to acquisition debt, by capital lease or by operating lease, each of which is presented differently for accounting purposes), and income taxes, which may vary significantly between periods and for different airlines for reasons unrelated to the underlying value of a particular airline. However, EBITDAR and adjusted EBITDAR are not determined in accordance with GAAP, are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, EBITDAR and adjusted EBITDAR, as presented, may not be directly comparable to similarly titled measures presented by other companies. In addition, EBITDAR and adjusted EBITDAR should not be viewed as a measure of overall performance since they exclude aircraft rent, which is a normal, recurring cash operating expense that is necessary to operate the business. Accordingly, you are cautioned not to place undue reliance on this information.
(c)See "Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-Tax Income (Loss)" above for discussion on adjusting items.

Reconciliation of CASM to CASM (excluding fuel), Adjusted CASM (excluding fuel), Adjusted CASM, Adjusted CASM including net interest and CASM including net interest
(unaudited)

	Three Months Ended December 31,
	2024		2023
	($ in millions)	Per ASM (¢)	($ in millions)	Per ASM (¢)
CASM(a)(b)		9.78		8.93
Aircraft fuel	(229)	(2.34)	(303)	(3.02)
CASM (excluding fuel)(c)		7.44		5.91
Other operating costs - legal fees	—	—	(1)	(0.01)
Adjusted CASM (excluding fuel)(c)		7.44		5.90
Aircraft fuel	229	2.34	303	3.02
Adjusted CASM(d)		9.78		8.92
Net interest expense (income)	(6)	(0.07)	(9)	(0.08)
Adjusted CASM + net interest(e)		9.71		8.84

CASM		9.78		8.93
Net interest expense (income)	(6)	(0.07)	(9)	(0.08)
CASM + net interest(e)		9.71		8.85
__________________
(a)Cost per ASM figures may not recalculate due to rounding.
(b)See "Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-Tax Income (Loss)" above for discussion on adjusting items.
(c)CASM (excluding fuel) and adjusted CASM (excluding fuel) are included as supplemental disclosures because the Company believes that excluding aircraft fuel is useful to investors as it provides an additional measure of management's performance excluding the effects of a significant cost item over which management has limited influence. The price of fuel, over which the Company has limited control, impacts the comparability of period-to-period financial performance, and excluding allows management an additional tool to understand and analyze the Company's non-fuel costs and core operating performance, and increases comparability with other airlines that also provide a similar metric. CASM (excluding fuel) and adjusted CASM (excluding fuel) are not determined in accordance with GAAP and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(d)Adjusted CASM is included as supplemental disclosure because the Company believes it is a useful metric to properly compare the Company's cost management and performance to other peers, as derivations of adjusted CASM are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the airline industry. Additionally, the Company believes this metric is useful because it removes certain items that may not be indicative of base operating performance or future results. Adjusted CASM is not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(e)Adjusted CASM including net interest and CASM including net interest are included as supplemental disclosures because the Company believes they are useful metrics to properly compare its cost management and performance to other peers that may have different capital structures and financing strategies, particularly as it relates to financing primary operating assets such as aircraft and engines. Additionally, the Company believes these metrics are useful because they remove certain items that may not be indicative of base operating performance or future results. Adjusted CASM including net interest and CASM including net interest are not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Reconciliation of CASM to CASM (excluding fuel), Adjusted CASM (excluding fuel), Adjusted CASM, Adjusted CASM including net interest and CASM including net interest
(unaudited)

	Year Ended December 31,
	2024		2023
	($ in millions)	Per ASM (¢)	($ in millions)	Per ASM (¢)
CASM(a)(b)		9.32		9.50
Aircraft fuel	(1,041)	(2.61)	(1,130)	(2.99)
CASM (excluding fuel)(c)		6.71		6.51
Legal settlement	38	0.10	—	—
Transaction and merger-related costs	—	—	(1)	(0.01)
Other operating costs - legal fees	—	—	(1)	—
Adjusted CASM (excluding fuel)(c)		6.81		6.50
Aircraft fuel	1,041	2.61	1,130	2.99
Adjusted CASM(d)		9.42		9.49
Net interest expense (income)	(28)	(0.07)	(35)	(0.09)
Write-off of deferred financing costs	(1)	—	—	—
Adjusted CASM + net interest(e)		9.35		9.40

CASM		9.32		9.50
Net interest expense (income)	(28)	(0.07)	(35)	(0.10)
CASM + net interest(e)		9.25		9.40
__________________
(a)Cost per ASM figures may not recalculate due to rounding.
(b)See "Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-Tax Income (Loss)" above for discussion on adjusting items.
(c)CASM (excluding fuel) and adjusted CASM (excluding fuel) are included as supplemental disclosures because the Company believes that excluding aircraft fuel is useful to investors as it provides an additional measure of management's performance excluding the effects of a significant cost item over which management has limited influence. The price of fuel, over which the Company has limited control, impacts the comparability of period-to-period financial performance, and excluding allows management an additional tool to understand and analyze the Company's non-fuel costs and core operating performance, and increases comparability with other airlines that also provide a similar metric. CASM (excluding fuel) and adjusted CASM (excluding fuel) are not determined in accordance with GAAP and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(d)Adjusted CASM is included as supplemental disclosure because the Company believes it is a useful metric to properly compare the Company's cost management and performance to other peers, as derivations of adjusted CASM are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the airline industry. Additionally, the Company believes this metric is useful because it removes certain items that may not be indicative of base operating performance or future results. Adjusted CASM is not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(e)Adjusted CASM including net interest and CASM including net interest are included as supplemental disclosures because the Company believes they are useful metrics to properly compare its cost management and performance to other peers that may have different capital structures and financing strategies, particularly as it relates to financing primary operating assets such as aircraft and engines. Additionally, the Company believes these metrics are useful because they remove certain items that may not be indicative of base operating performance or future results. Adjusted CASM including net interest and CASM including net interest are not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Reconciliation of Earnings (Loss) per Share, Diluted to Adjusted Earnings (Loss) per Share, Diluted
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Earnings (loss) per share, diluted, as reported(a)(b)	$0.23	$(0.17)	$0.37	$(0.05)
Legal settlement	—	—	(0.17)	—
Transaction and merger-related costs	—	—	—	—
Other operating costs - legal fees	—	—	—	—
Write-off of deferred financing costs	—	—	—	—
Tax benefit (expense), related to non-GAAP adjustments	—	—	—	—
Valuation allowance	—	0.17	0.02	0.17
Adjusted earnings (loss) per share, diluted(c)	$0.23	$—	$0.22	$0.12
______________________
(a)See "Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-Tax Income (Loss)" above for discussion on adjusting items.
(b)Cost per share figures may not recalculate due to rounding.
(c)Adjusted earnings (loss) per share is included as a supplemental disclosure because the Company believes it is a useful indicator of operating performance. Derivations of net income are well-recognized performance measurements in the airline industry that are frequently used by management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the industry.
Adjusted earnings (loss) per share has limitations as an analytical tool. Adjusted earnings (loss) per share does not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of ongoing operations and does not reflect the cash expenditures, or future requirements, for capital expenditures or contractual commitments, and other companies in the industry may calculate Adjusted earnings (loss) per share differently than the Company does, limiting its usefulness as a comparative measure. Because of these limitations, Adjusted earnings (loss) per share should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of adjusted net income are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of net income, including Adjusted earnings (loss) per share, as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, Adjusted earnings (loss) per share has significant limitations which affect its use as an indicator of profitability. Accordingly, you are cautioned not to place undue reliance on this information.
Contacts:

Jennifer F. de la Cruz Corporate Communications Email: JenniferF.DeLaCruz@flyfrontier.com Phone: 720.374.4207	David Erdman Investor Relations Email: David.Erdman@flyfrontier.com Phone: 720.798.5886